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                                                                   EXHIBIT 23.5

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 28, 1998, included in the Proxy Statement of ATL Products, Inc. that is made a part of the Registration Statement (Form S-
4) and Prospectus of Quantum Corporation for the registration of 18,000,000 shares of its common stock to be filed with the Securities and Exchange Commission on or about August 17, 1998.

                                          /s/ Ernst & Young LLP

Orange County, California
August 12, 1998